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                                                                    EXHIBIT 21.0

                            SIGNIFICANT SUBSIDIARIES

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
                                                                                                           JURISDICTION
                                                                                                                OF
           NAME                                                                                            INCORPORATION
           ----------------------------------------------------------------------------------------------  -------------
   1.      California Compensation Insurance Company.....................................................  California
   2.      Foundation Health, a California Health Plan...................................................  California
   3.      Foundation Health Federal Services, Inc.......................................................  Delaware
   4.      Intergroup Prepaid Health Services of Arizona, Inc.,
            dba Intergroup of Arizona....................................................................  Arizona
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